UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 11, 2008
(August 8, 2008)
Date of report
(Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2008, we and the lenders under our Second Amended and Restated Financing Agreement dated March 27, 2007, and The Greinke Personal Living Trust entered into a Seventh Amendment.

The purpose of the Seventh Amendment to our Second Amended and Restated Financing Agreement is to, among other things, provide: (i) a replacement for the Forbearance Agreement and Sixth Amendment to our Second Amended and Restated Financing Agreement; (ii) a waiver of the previous events of default; (iii) an increase in the interest rates applicable to the revolver and the term loans; (iv) new EBITDA and fixed charge coverage ratio covenant requirements; (v) a reduction in the annual limit on capital expenditures from $5 million to $3 million; (vi) a requirement for an equipment and real estate appraisal on all collateral supporting the lenders’ term loans; (vii) a requirement that we reduce our over-90 day accounts receivable balance to no greater than $4.5 million by October 31, 2008; (viii) a requirement that we maintain accounts payable terms of no less than 30 days to our affiliate, Southern Counties Oil Co. and its affiliates; and (ix) additional and expanded reporting requirements on a more frequent basis.

As consideration for the Seventh Amendment, we have agreed to pay our lenders a non-refundable amendment fee of $200,000 payable in four equal monthly installments beginning on August 8, 2008.

The foregoing description of the Seventh Amendment is not complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Seventh Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us. The representations, warranties and covenants contained in the Seventh Amendment were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Seventh Amendment, and may be subject to limitations agreed upon by the contracting parties, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Seventh Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fuel & Energy Corporation. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Seventh Amendment, which subsequent information may or may not be fully reflected in the public disclosures of United Fuel & Energy Corporation.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Seventh Amendment is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description

Exhibit 10.1
Seventh Amendment to Second Amended and Restated Financing Agreement dated August 8, 2008, by and among The CIT Group/Business Credit, Inc., Wachovia Bank, N.A., PNC Bank, National Association, SunTrust Bank, The Greinke Personal Living Trust, Frank P. Greinke, Trustee, United Fuel & Energy Corporation, a Texas corporation, Three D Oil Co. of Kilgore, Inc., Cardlock Fuels System, Inc., and United Fuel & Energy Corporation, a Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: August 11, 2008	By:	/s/ D. Lyndon James
D. Lyndon James
Interim Chief Financial Officer, Vice President and Secretary